                                                                   Exhibit 3.104

                                   WESCAM LLC

                       LIMITED LIABILITY COMPANY AGREEMENT
                       -----------------------------------



         This Limited Liability Company Agreement (this "Agreement") for Wescam LLC, a Delaware limited liability company (the "Company"), is adopted this 26th day of October, 1999 by 3033544 Nova Scotia Company ("NSC"), a company organized under the laws of Nova Scotia (the "Member").

         1. CERTAIN DEFINITIONS. Certain terms used in this Agreement shall have the following definitions:

         COMMON UNITS shall mean Units designated as such and having such rights as set forth in this Agreement.

         PREFERRED CAPITAL shall mean the capital contribution of the Member made in exchange for Preferred Units, as set forth on Exhibit A hereto, less any reductions attributable to a redemption or retraction of all or a part of such Member's Preferred Units under this Agreement. The initial Preferred Capital shall be US $10,127.654 per Preferred Unit.

         PREFERRED UNITS shall mean Units designated as such and having such rights as set forth in this Agreement.

         UNITS means the Preferred Units and Common Units, which shall have identical rights except as specifically provided in this Agreement. Units may divided into fractional amounts if necessary, and may, but need not, be evidenced by certificates.

         2. FORMATION. The Company has been formed as a Delaware limited liability company pursuant to the Delaware Limited Liability Company Act (the "Act") by filing a Certificate of Formation with the Delaware Secretary of State in accordance with the Act, and the rights and liabilities of the Member shall be as provided in the Act, except as herein otherwise provided.

         3. NAME. The Company shall be conducted under the name of Wescam LLC or such other name as from time to time may be determined by the Member.

         4. PRINCIPAL PLACE OF BUSINESS. The principal place of business of the Company shall at such place or places as from time to time may be determined by the Member.

         5. PURPOSE. The purpose of the Company shall be the transaction of any or all lawful business for which limited liability companies may be organized under the Act. The Company shall have all powers necessary or desirable to accomplish the aforesaid purposes.

         6. QUALIFICATION AND REGISTRATION. The Company and its Member shall, as soon as practicable and to the extent necessary, take all action necessary to qualify the Company to do business and to execute all certificates or other documents, and perform all filings and recordings, as are required by the laws of the State of Delaware and the other jurisdictions in which the Company does business.

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                                                                               2


         7. CAPITAL CONTRIBUTIONS AND UNIT OWNERSHIP.

                  (a) Initial Contribution. The initial capital contribution of the Member shall be as set forth on Exhibit A attached hereto and made a part hereof.

                  (b) Unit Grants. The Member shall be granted the number and classes of Units as is set forth on Exhibit A hereto.

                  (c) Additional Capital Contributions. No Member is obligated to make additional capital contributions to the Company beyond the contributions agreed to in clause (a) of this Section 7. Any additional capital contributions shall be made by the Member(s) solely in their discretion and in the amounts so determined.

                  (d) Capital Account. The Company shall maintain a capital account for the Member. The Member's capital account shall consist of the Member's initial capital contributions, increased by additional capital contributions and by the Member's share of Company profits and decreased by distributions to the Member and by the Member's share of Company losses. No advance of money to the Company by any Member shall be credited to the capital account of such Member.

                  (e) Contributions Not to be Returned at Any Specified Time. No time is agreed upon as to when the capital contribution of a Member is to be returned. Except as otherwise provided in this Agreement, no Member shall have the right to demand the return of its capital contribution, nor shall any Member have the right to demand and receive property other than cash in return for its capital contribution.

                  (f) Restrictions Relating to Capital. No Member shall (i) be entitled to receive interest on its capital contribution, (ii) have the right to partition of the Company's properties, (iii) be liable to the Company or to any other Member to restore any deficit balance in his capital account (except as may be required by the Act) or to reimburse any other Member for any portion of such other Member's investment in the Company, (iv) have priority over any other Member either as to the return of its capital contribution or as to income, losses, interest, returns, or distributions.

         8. ALLOCATIONS AND DISTRIBUTIONS.

                  (a) Allocations. Except as otherwise required by applicable provisions of tax law, Company income and loss shall be allocated for each fiscal year or other relevant period to the Member(s) as follows:

                  (i) Company income shall be allocated first to the Member(s) holding Preferred Units in proportion to such Units, until the cumulative Company income allocated under this Section 8(a)(i) for the current and all prior period equals: (a) the cumulative distributions made under 8(b) to the Member(s) holding Preferred Units, plus (b) the cumulative loss, if any, allocated to the Member(s) holding Preferred Units with

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                                                                               3


         respect to such Units. Remaining Company income shall be allocated to the Member(s) holding Common Units in proportion to such Units.

                  (ii) Company loss shall be allocated first to the Member(s) holding Common Units in proportion to such Units, until the cumulative Company loss allocated under this Section 8(a)(ii) equals the cumulative Company income allocated to the Member(s) holding Common Units with respect to such Units for all periods. Remaining Company loss shall be allocated to the Member(s) holding Preferred Units in proportion to such Units.

                  (b) Distributions on Preferred Units. The Company may, in its sole discretion, make distributions to the Member(s) holding Preferred Units with respect to such Units from time to time. Such distribution shall be in the amounts as the Company may in its discretion determine, but in no event shall distributions to a Member holding Preferred Units exceed eight percent (8%) of the Preferred Capital each year. For the foregoing purpose, if there has been a redemption or retraction of Preferred Units during the year under this Agreement, the amount of outstanding Preferred Capital shall be determined on a weighted average basis. Distributions to the Preferred Member shall not be made or calculated on a cumulative basis.

                  (c) Distributions on Common Units. The Company may, in its sole discretion, make distributions to the Member(s) holding Common Units with respect to such Units from time to time. Distributions to the Member(s) holding Common Units shall be made in the amounts and at the times determined by the Company, irrespective of whether the Company has made distributions to the Member(s) holding Preferred Units for the relevant period.

         9. ADDITIONAL PROVISIONS GOVERNING PREFERRED UNITS.

                  (a) Company Redemption Rights. The Company shall have the right to redeem all or any portion of the Preferred Units outstanding, including fractional interests therein, from time to time in its sole discretion. If the Company elects to redeem all or a portion of the Preferred Units, the Company shall pay the Member holding such Units a price equal to the Preferred Capital attributable to the redeemed Units. The closing of a redemption pursuant to this Section 9(a) shall occur as soon as is practicable after the Company gives notice of its intent to redeem.

                  (b) Preferred Member Retraction Rights. A Member holding Preferred Units shall have the right to cause the Company to purchase all or any portion of the Preferred Units held by such Member, including fractional interests therein, from time to time in such Member's sole discretion. If a Member elects to cause the Company to purchase all or a portion of such Member's Preferred Units, the Company shall pay the Member holding such Units a price equal to the Preferred Capital attributable to the retracted Units. The closing of a retraction pursuant to this Section 9(b) shall occur as soon as practicable after the Member gives notice of its intent to cause the Company to purchase Preferred Units.


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                                                                               4


         10. ACCOUNTING AND REPORTS.

                  (a) Books of Account. The Company shall maintain or cause to be maintained at all times true and proper books, records, reports and accounts in accordance with generally accepted accounting principles consistently applied, in which shall be entered fully and accurately all transactions of the Company and each Member shall have access thereto at all reasonable times. The Company shall keep vouchers, statements, receipted bills and invoices and all other records in connection with the Company's business.

                  (b) Accounting and Reports. The books of account shall be closed promptly after the end of each fiscal year. Promptly thereafter, the Company shall make such written reports to the Member(s) as they determine, which may include a balance sheet of the Company as of the end of such year, a statement of income and expenses for such year, a statement of each Member's capital account as of the end of such year, and such other statements with respect to the status of the Company and distribution of the profits and losses therefrom as are considered necessary by the Member(s) to advise the Member(s) properly about their investment in the Company for income tax reporting purposes.

                  (c) Fiscal Year. The Member shall determine the fiscal year of the Company.

                  (d) Banking. An account or accounts in the name of the Company shall be maintained in such bank or banks as the Member(s) may from time to time select. All monies and funds of the Company, and all instruments for the payment of money to the Company, shall, when received, be deposited in said bank account or accounts, or prudently invested in marketable securities or other negotiable instruments. All checks, drafts and orders upon said account or accounts shall be signed in the Company name by such persons in such manner as the Member(s) may from time to time determine.

         11. MANAGEMENT AND DUTIES.

                  (a) Responsibility of Member(s). The Member(s) shall have full, exclusive and complete discretion in the management and control of the business and affairs of the Company for the purpose herein stated, and shall make all decisions affecting the Company's business and affairs, except as otherwise expressly limited herein. The Member(s) shall have full authority to bind the Company by execution of documents, instruments, agreements, contracts or otherwise to any obligation not inconsistent with the provisions of this Agreement.

                  (b) Vote of Member(s). Except as otherwise expressly provided herein and to the extent there is more than one Member, all matters relating or pertaining to the Company, its operation or its business shall be determined by a vote or written consent of the Member(s) whose aggregate Unit Ownership exceed 50%. To the extent there is more than one Member, meetings of the Members may be called upon five days written notice by the Member(s) whose aggregate Unit Ownership exceed 50%. All meetings of the Members shall be held at the offices of the Company or elsewhere as the Members

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                                                                               5


         may designate. Members whose aggregate Unit Ownership exceed fifty percent (50%) shall constitute a quorum for the transaction of business at any meeting.

                  (c) Expenditures by Company. The Company shall, upon the direction of the Member(s), pay compensation for accounting, administrative, legal, technical and management services rendered to the Company. The Member(s) shall be entitled to reimbursement by the Company for any expenditures necessarily and reasonably incurred by them on behalf of the Company, which shall be made out of the funds of the Company.

                  (d) Advances and Loans by Member(s). A Member may lend money to and transact other business with the Company and such Member shall have the same rights and obligations with respect thereto as a person who is not a Member. Loans by any Member to the Company, or guarantees by any Member of Company indebtedness shall not be considered capital contributions to the Company. Any such advance shall be treated as a debt owing from the Company, payable at such times and with such rate of interest as shall be agreed upon by the Company and the Member making such advance or loan. Undistributed earnings and profits of the Company shall not be considered an advance of money to the Company.

                  (e) Potential Conflicts.

                  (i) The Member(s) may engage in business ventures of any nature and description independently or with others and neither the Company nor any other Member shall have any rights in and to such independent ventures or the income or profits derived therefrom.

                  (ii) No contract or transaction between the Company and its Member(s) or officers, if any or between the Company and any other limited liability company, corporation, partnership, association, or other organization in which its Member(s) or officers, if any are members, managers, directors or officers or have a financial interest, shall be void or voidable solely: (A) for this reason, (B) because the Member or officer is present at or participates in the meeting which authorizes the contract or transaction, or (C) because such Member votes for such purpose, if: (I) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the Member(s), and the Member(s) in good faith authorize the contract or transaction by the affirmative vote of a majority of the disinterested Members, even though the disinterested Members be less than a quorum; (II) the material facts as to the relationship or interest and to the contract or transaction are disclosed or are known to the Member(s) entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the Member(s); or (III) the contract or transaction is fair as to the Company as of the time it is authorized, approved, or ratified by the Member(s).

                  (f) Rights and Obligations of the Member(s). The Member(s) shall not be personally liable for any of the debts of the Company or any of the losses thereof beyond the amounts contributed by them to the capital of the Company. The Member(s) shall not be entitled to the return of their capital contribution except to the extent provided for in this Agreement.


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                                                                               6


         12. CHANGES IN MEMBERSHIP OR INTERESTS.

                  (a) Transfer of Interests. Except as otherwise expressly provided in this Agreement, no Member shall sell, transfer, assign, give, pledge, or otherwise dispose of or encumber any part or all of his interest in the Company now owned or hereafter acquired, whether voluntarily, by operation of law, or otherwise, without the prior written consent of all of the other Members, if any. Any attempted transfer in violation of this Agreement shall be considered null and void and the Member attempting to transfer such interest shall continue to be treated as a Member for purposes of this Agreement and shall continue to be bound by all of the provisions hereof.

                  (b) Admission of New Members. New members may not be admitted to the Company without the prior written consent of and upon terms approved by the all of the Members. Upon admission, new members shall sign a counterpart of this Agreement.

                  (c) Resignation of Member. A Member may resign from the Company at any time by giving written notice of such resignation to the other Members, if any. A withdrawing Member is entitled to receive within a reasonable time after withdrawal the fair value of its interest in the Company as of the date of withdrawal.

         13. DISSOLUTION OF THE COMPANY.

                  (a) Events Resulting in Dissolution. The Company shall be dissolved only upon the first to occur of the following:

                     (i) The written agreement of the Member(s) whose aggregate Unit Ownership exceeds 80%; or

                     (ii) The entry of a decree of judicial dissolution under the Act.

                  (b) Liquidation and Distribution of Liquidation Proceeds. In the event of the dissolution of the Company for any reason, the Member(s) shall commence to wind up the affairs of the Company and to liquidate its assets. The Member(s) shall select a liquidating trustee who shall have full power to sell, assign and encumber Company assets. The Member(s) shall continue to share profits and losses during the period of liquidation in the same proportion as before the dissolution. Any property distributed in kind in liquidation shall be valued and treated as though the property were sold and the cash proceeds were distributed. Upon liquidation, the assets of the Company shall be used and distributed in the following order: (a) to pay or provide for the payment of all debts and liabilities of the Company to creditors, including any Member(s) who are creditors, to the extent permitted by law, in satisfaction of liabilities of the Company other than liabilities for distributions to the Member(s); (b) to the Member(s) and former members of the Company in satisfaction of the Company's obligations for distributions; (c) to the Member(s) holding Preferred Units in the amount of their Preferred Capital; and (d) to the Member(s) holding Common Units in proportion to their Unit Ownership.

                  (c) Accounting. Within a reasonable time after the date the assets have been distributed in liquidation, the Member(s) shall cause to be prepared and provided to each

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                                                                               7


         Member a statement which shall set forth the assets and the liabilities of the Company as of the date of complete liquidation and each Member's pro rata portion of distributions made pursuant to Section 13(b) hereof.

                  (d) Termination. Upon the completion of liquidation of the Company and the distribution of all Company assets, the Company shall terminate.

         14. OFFICERS. The Member(s) may from time to time elect officers of the Company, each of which shall have the authority and responsibility and serve for the term designated by the Member(s) by resolution. None of the officers shall be deemed managers as that term is used in the Act, but each officer shall be deemed an agent of the Company.

         15. AMENDMENTS TO AGREEMENT. This Agreement may be altered, amended or repealed at any time and from time to time only in writing and with the approval of the Member(s) whose aggregate Unit Ownership exceeds 50%.

         16. INDEMNIFICATION. The Company shall indemnify, defend and hold harmless any person who was or is a member, manager, employee, or agent of the Company, or who is or was serving at the request of the Company as a member, director, manager, employee, or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise (an "Indemnitee") from and against any loss, liability, damage, cost or expense (including reasonable attorneys' fees and litigation costs) sustained or incurred by each Indemnitee as a result of any act, decision or omission concerning the business or activities of the Company. The Company may purchase and maintain insurance for those persons as, and to the extent permitted by the Act.

         17. MISCELLANEOUS.

                  (a) Notices. All notices, offers or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as properly given or made, if mailed, five business days after mailing from within the United States by first class United States mail, postage prepaid, return receipt requested, or by personal delivery to the address of the principal place of business. The Member(s) may change their addresses by giving notice to the other Members. Commencing on the tenth day after the giving of such notice, such newly designated address shall be such Member's address for purposes of all notices or other communications required or permitted to be given pursuant to this Agreement.

                  (b) Company Property. All property, whether real, personal or mixed, tangible or intangible, and wherever located, contributed by the Member(s) to the Company or acquired by the Company shall be the property of the Company. All files, documents, and records shall be the property of the Company and shall remain in the possession of the Company.

                  (c) Successors. This Agreement and all the terms and provisions hereof shall be binding upon and shall inure to the benefit of the Member(s) and their respective legal representatives, heirs, successors and assigns, except as expressly herein otherwise provided.


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                                                                               8


                  (d) Governing Law. This Agreement shall be governed, construed and enforced in conformity with the laws of the State of Delaware.

                  (e) Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

                  (f) Entire Agreement. This Agreement contains the entire understanding of the Member(s) and supersedes any prior understandings and/or written or oral agreements among them respecting the within subject matter. There are no representations, agreements, arrangements or understandings, oral or written, between and among the parties hereto relating to the subject matter of this Agreement which are not fully expressed herein.



                                      * * *
                            (Signatures of next page)


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                                                                               9


         IN WITNESS WHEREOF, the Member has adopted this Agreement as of the day and year first above written.

                                3033544 NOVA SCOTIA COMPANY, a company organized under the laws of Nova Scotia


                                By:      /s/ Bruce Latimer
                                         -------------------------------

                                Name:     Bruce Latimer
                                         -------------------------------

                                Title:    Secretary
                                         -------------------------------

                                   EXHIBIT "A"

                                     CAPITAL
                                CONTRIBUTIONS AND
                                   UNIT GRANTS



------------------ ------------------- ----------------------------------------- ----------------------- ---------------------
     MEMBER               CASH                           NOTE                       PREFERRED UNITS          COMMON UNITS
------------------ ------------------- ----------------------------------------- ----------------------- ---------------------

NSC                US$9,800            Rights under the Amended and Restated             1,000
                                       Loan Agreement dated October 26, 1999
                                       between Wescam Inc. and Wescam Holdings
                                       (US) Inc. in the principal amount of
                                       US$ 10,127,654
------------------ ------------------- ----------------------------------------- ----------------------- ---------------------

NSC                US$100                                                                                        100
------------------ ------------------- ----------------------------------------- ----------------------- ---------------------